EXHIBIT 99.1









                        IMAGING TECHNOLOGIES CORPORATION




                         1999 SPECIAL COMPENSATION PLAN

                             SUMMARY AND PROSPECTUS










                  The date of this Prospectus is June 18, 1999

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 THIS DOCUMENT CONSTITUTES PART OF THE OFFICIAL PROSPECTUS COVERING SECURITIES
          THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

General Information

                               INFORMATION ON THE
                            SPECIAL COMPENSATION PLAN

         Imaging Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), is offering newly issued shares of its common stock ("Common Stock") to eligible employees and directors of the Corporation ("Recipients") pursuant to warrants (the "Warrants") granted under the Corporation's written Compensation Agreements with Recipients. The Warrants have been granted at the times and to the individuals and in the amounts set forth in Section B below. The purpose of the Warrants is to reward certain employees, consultants and directors of the Corporation for extraordinary efforts in various areas during the Corporation's 1997, 1998 and 1999 fiscal years, and to encourage similar efforts in the future.

         Only the individuals set forth in Section B below are eligible to receive Warrants. Warrants were granted by the full Board of Directors in its discretion. The Warrants are not assignable or transferable except in connection with the holder's death. The Warrants are not subject to any provisions of the Employee Retirement Income Security Act of 1974 or Section 401(a) of the Internal Revenue Code and are not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

         Upon exercise of the Warrants, a Recipient will receive shares of Common Stock. The Common Stock will be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares repurchased on the open market.

         In the event there should be any change in the outstanding Common Stock by reason of a stock dividend, stock split, recapitalization, combination of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, appropriate adjustments will automatically be made to the number and/or class of shares and the exercise price per share in effect under the Warrants in order to preclude the dilution or enlargement of benefits thereunder.

         The Recipient will not have the rights of a stockholder with respect to the shares covered by the Warrants until he exercises the Warrants, pays the exercise price and is issued a stock certificate for the purchased shares. The Warrants cannot be assigned or transferred, except by the provisions of the Recipient's will or the laws of inheritance following his death. If a Recipient dies while his Warrants are outstanding, the personal representative of his estate or the person or persons to whom the Warrants are transferred by the provisions of his will or the laws of inheritance following his death may exercise the Warrants.

         The Warrants become exercisable for the Warrant shares on the dates set forth in Section B below. The Warrants may be exercised at any time thereafter and prior to the end of the Warrant term except as otherwise indicated in Section B below.

         A Recipient may exercise the Warrants by (i) paying the exercise price in cash or by check (the Board of Directors may in its discretion, allow a Recipient to finance part of the exercise price of his or her Warrants through a loan from the Corporation), and (ii) executing and delivering to the Secretary of the Corporation upon the exercise of the Warrants a written notice of exercise substantially in the same form as Exhibit "A" to the Corporation's form of Warrant Certificate, attached hereto as Exhibit 99.1. The exercise price and expiration dates of the Warrants are set forth in Section B below.

         Recipients may obtain additional information about the Special Compensation Plan and its administration by contacting Corporate Secretary at Imaging Technologies Corporation 15175 Innovation Drive, San Diego, California 92128, (619) 613-1300, attention: Phil Englund.


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B.       Details Regarding the Warrants


Issue Date            Number       Expiration Date           Name                   Price     No. Shares  Exercisable (1)
----------            ------       ---------------           ----                   -----     ---------------------------

   June 3, 1997       100,000         June 3, 2007         Harry J. Saal            $6.25     8,348 on June 3, 1997 and an
                                                                                              additional 2,083 on the 3rd day of
                                                                                              each month for 44 months

   Dec 22, 1997        75,000         Dec 22, 2007         Frank Leonardi           $4.75     1,562 on the 22nd of  each
                                                                                              month for 48 months

   Jan 31, 1998        25,000         Jan 31, 2008         Frank Leonardi           $4.00     520 on the 31st of each month
                                                                                              for 48 months

  Sept 14, 1998       100,000        Sept 14, 2008         Frank Leonardi           $1.90     2,083 on the 14th day of each
                                                                                              month for 48 months

  June 18, 1998         5,831        June 18, 2008         Warren T. Lazaro         $2.25     5,831 shares

  June 18, 1998        40,000        June 18, 2008         Masao Yukawa             $2.25     833 on the 18th  day of each
                                                                                              month for 48 months

  June 18, 1998         4,154        June 18, 2008         Stephen A. MacDonald     $2.25     4,154 shares

  June 18, 1998        40,000        June 18, 2008         David M. Carver          $2.25     833 on the 18th  day of each
                                                                                              month for 48 months

  April 1, 1998        50,000        April 1, 2008         Gerry B. Berg            $3.00     50,000 shares

   May 11, 1998        50,000         May 11, 2008         Gerry B. Berg            $3.00     50,000 shares

 Sept. 14, 1998        60,000       Sept  14, 2008         Gerry B. Berg            $1.90     60,000 shares

  Sept 14, 1998        50,000        Sept 14, 2008         Michael K. Clemens       $1.90     50,000 shares

   Aug 11, 1998       100,000         Aug 11, 2008         Chris McKee              $2.65     2,083  on the 11th  day of each
                                                                                              month for 48 months

   Feb 27, 1998        45,000         Feb 27, 2008         Joseph Pfeuffer          $3.50     937 on the 27th day of each
                                                                                              month for 48 months

  June 18, 1998       100,000        June 18, 2008         George I. Macleod        $2.25     2,083 on the 18th day of each
                                                                                              month for 48 months

    Jan 1, 1997        20,000          Jan 1, 2002         Mark Osman               $5.00     20,000 on January 1, 1997

  April 1, 1998        30,000        April 1, 2003         Mark Osman               $3.00     30,000 on April 1, 1998

   Feb 22, 1999        80,000         Feb 22, 2009         Philip Englund           $1.19     1,666 on the 26th day of each
                                                                                              month for 48 months

   Feb 19, 1999       850,000         Feb 19, 2009         Brian Bonar              $1.13     150,000 on February 19, 1999;
                                                                                              250,000 on February 19, 2000;
                                                                                              2,083 shares on the 19th day of
                                                                                              each month for 24 months
                                                                                              commencing on February 19, 2000

   May 27, 1999        76,000         May 27, 2009         Christopher McKee        $0.91     1,583 on the 27th of each month
                                                                                              for 48 months

   May 27, 1999        96,000         May 27, 2009         Phillip Englund          $0.91     2,000 on the 27th of each month

                                                                                              for 48 months


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Issue Date            Number       Expiration Date           Name                   Price     No. Shares  Exercisable (1)
----------            ------       ---------------           ----                   -----     ---------------------------


   May 27, 1999        96,000         May 27, 2009         Joseph Pfeuffer          $0.91     2,000 on the 27th of each month
                                                                                              for 48 months

   May 27, 1999        96,000         May 27, 2009         Richard Stabile          $0.91     2,000 on the 27th of each month
                                                                                              for 48 months

   May 27, 1999        96,000         May 27, 2009         Charles Olson            $0.91     2,000 on the 27th of each month
                                                                                              for 48 months

   June 9, 1999       175,000         May 27, 2009         George  I.  Macleod      $0.75     175,000 shares

   June 9, 1999        70,000         June 9, 2009         Michael K. Clemens       $0.75       70,000 shares

   June 9, 1999       175,000         June 9, 2009         Gerry B. Berg            $0.75      175,000 shares

   June 9, 1999        27,000         June 9, 2009         Philip Englund           $0.75       27,000 shares

   June 9, 1999        65,000         June 9, 2009         Frank Leonardi           $0.75       65,000 shares

   June 9, 1999        43,000         June 9, 2009         Charles J. Olson         $0.75       43,000 shares

   June 9, 1999        27,000         June 9, 2009         Joseph Pfeuffer          $0.75       27,000 shares

   June 9, 1999        20,000         June 9, 2009         Gary Miner               $0.75       20,000 shares

   June 9, 1999       135,000         June 9, 2009         Peter Nellemose          $0.75      135,000 shares

   June 9, 1999       240,000         June 9, 2009         Frank Kavanaugh          $0.75      240,000 shares

   June 9, 1999        50,000         June 9, 2009         Michael Tetley           $0.75       50,000 shares

   June 9, 1999        20,000         June 9, 2009         Daniel Peoples           $0.75       20,000 shares

   June 9, 1999        30,000         June 9, 2009         Richard Stabile          $0.75       30,000 shares

   June 9, 1999        15,000         June 9, 2009         Drew Bylick              $0.75       15,000 shares

   June 9, 1999        30,000         June 9, 2009         Mark Osman               $0.75       30,000 shares

   June 9, 1999        60,000         June 9, 2009         Jeff Holmes              $0.75       60,000 shares

   June 9, 1999        45,500         June 9, 2009         David Wollner            $0.75       45,500 shares



      (1) A Warrant shall become first exercisable on the date provided only if the named holder continues to be employed by (or as a director or consultant of) either the Corporation or one of the Corporation's subsidiaries on such date. A Warrant, otherwise unexercisable, shall terminate entirely and cease to be exercisable should the named holder cease to be an employee or a director of the Corporation or one of its subsidiaries in accordance with the provisions of Section 5 of the Warrant Agreement.

C.       Resale Restrictions

         The Warrants do not impose any restrictions on resale of the securities acquired upon exercise of the Warrants.



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D.       Tax Effects of Warrants

         The following is a general description of the Federal income tax consequences of the Warrants. State and local tax treatment, which is not discussed below, may vary from such Federal income tax treatment. A Recipient should consult with his own tax advisor as to the tax consequences of the grant and exercise of the Warrants.

         A Recipient will recognize ordinary income in the year in which an Warrant is exercised equal to the amount by which the fair market value of the purchased shares on the date of exercise exceeds the exercise price. This income will be reported by the Corporation on a Form W-2 for the year (or perhaps, in the case of a non-employee, Form 1099), and a Recipient will be required to satisfy any tax withholding requirements applicable to this income.

         A Recipient will recognize capital gain or loss upon the disposition of shares purchased under an Warrant. The gain or loss will be long-term if the shares are held for more than one (1) year prior to the disposition. The holding period normally starts at the time the Warrant is exercised.

         The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income a Recipient recognizes in connection with the exercise of the Warrant, provided the applicable withholding requirements are satisfied. The deduction will, in general, be allowed for the taxable year of the Corporation in which a Recipient recognizes such ordinary income.


E.       Available Documents

         Imaging Technologies Corporation is a Delaware corporation, which maintains its principal executive offices at 15175 Innovation Drive, San Diego, California 92128. The telephone number at the executive offices is (619) 613-1300. A Recipient may contact the Corporation at this address or telephone number for further information concerning the Warrants and their administration.

         A copy of the Corporation's Annual Report to Stockholders for the most recent fiscal year will be furnished to a Recipient and additional copies will be furnished, without charge, upon written or oral request to Corporate Secretary, Imaging Technologies Corporation, 15175 Innovation Drive, San Diego, California 92128, or upon telephoning the Corporation at (619) 613-1300. In addition, a Recipient may obtain, without charge, upon written or oral request to the Secretary, a copy of any of the documents listed below, which are hereby incorporated by reference into this Prospectus, other than certain exhibits to such documents:

         1. The Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 filed with the Securities and Exchange Commission (the "Commission");

         2. The Corporation's Registration Statement on Form 8-A filed with the Commission on July 6, 1984, in which there is described the terms, rights and provisions applicable to the Corporation's outstanding Common Stock.

         The Corporation will also deliver to a Recipient without charge a copy of all reports, proxy statements and other communications distributed to the Corporation's stockholders.